                                                                   EXHIBIT 10.37
                                             (EXHIBIT G TO THE CREDIT AGREEMENT)


                                MOTOROLA CONSENT


                  CONSENT AND AGREEMENT dated as of [__________, 199_] among:
MOTOROLA, INC., a Delaware corporation ("Motorola"); IRIDIUM OPERATING LLC, a Delaware limited liability company ("Iridium"); and THE CHASE MANHATTAN BANK ("Chase"), as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (the "Lenders") (in such capacity, together with its successors in such capacity, the "Administrative Agent"), and as collateral agent for the Lenders under the Security Documents (in such capacity, together with its successors in such capacity, the "Collateral Agent").

                  Iridium, certain lenders (each, a "Lender" and, collectively, the "Lenders"), the Collateral Agent, Chase Securities Inc. and Barclays Capital, the investment banking division of Barclays Bank PLC ("Barclays"), as Global Arrangers (collectively, the "Global Arrangers"), the Administrative Agent, and Barclays as the Documentation Agent are parties to a certain Credit Agreement dated as of December 19, 1997 (as amended and modified and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by the Lenders to Iridium in an aggregate principal amount not exceeding $1,000,000,000.

                  To induce the Lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Motorola and Iridium have agreed to enter into this Agreement, and Motorola has agreed to enter into the Motorola Pledge Agreement, for the benefit of the Agents and the Lenders. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Definitions and Other Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. As used herein, the following terms shall have the following meanings (all terms defined in this Section or in other provisions of this Agreement to have the same meanings when used in the plural and vice versa):

                  "FCC License" means the authorization granted by the FCC in respect of the construction, launch and operation of the IRIDIUM System, as set forth in the FCC's Orders and

Authorizations DA 95-131, released January 31, 1995, DA 95-372, released February 28, 1995, FCC 96-279, released June 27, 1996, and DA 96-1789, released October 30, 1996.

                  "Material Motorola Domestic Subsidiary" means, at any time, any Motorola Domestic Subsidiary that as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the SEC.

                  "Motorola Assigned Agreements" means, collectively, (a) the Space System Contract, (b) the Terrestrial Network Development Contract and (c) the O&M Contract.

                  "Motorola Domestic Subsidiary" means any Subsidiary of Motorola, except any such Subsidiary (a) that neither transacts any substantial business nor regularly maintains any substantial portion of its fixed assets within the United States of America or (b) which is engaged primarily in financing operations of Motorola or its Subsidiaries outside the United States of America.

                  "Motorola Subordinated Claims" means (a) any claim or right of Motorola against Iridium or any of its property arising as a result of any payment by Motorola of any amount under the Motorola Guarantee Agreement, whether by subrogation, contribution, reimbursement or otherwise, and including without limitation all obligations owing by Iridium to Motorola under Section 1 of the Agreement Regarding Guarantee and (b) all obligations owing by Iridium to Motorola in respect of the Motorola Vendor Financing.

                  "Motorola Vendor Financing" means the FOC Payments (as defined in the the Memorandum of Understanding dated as of the July 11, 1997 between Motorola and Iridium LLC as in effect on the date hereof) to the extent that a deferral thereof is made pursuant to the Section 6 thereof.

                  "Security Agreement Remedies" mean the remedies of the Collateral Agent under the Security Agreement.

                  "Senior Bank Debt" means the following obligations of Iridium:

                  (a) all principal of the loans outstanding under the Senior Credit Agreement, all interest thereon (including any interest accruing after the date of any filing by Iridium of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar proceedings with respect to Iridium whether or not the same is allowed as a claim in any such proceeding) and all other amounts outstanding under the Senior Credit Agreement and the other Senior Credit Documents, including, without limitation, all expenses, indemnities, premiums, penalties and fees payable by Iridium from time to time thereunder;


                                Motorola Consent

                  (b) all obligations of Iridium owing from time to time to any holder of Senior Bank Debt of the type described in clause (a) above, or any refinancing, replacement or refunding thereof permitted under clause (c) below, in respect of any Hedging Agreement entered into between Iridium and such holder; and

                  (c) any and all refinancings, replacements or refundings of any or all of the foregoing amounts effected through one or more secured credit facilities having a maturity not later than July 15, 2005 and (together with all other secured debt of Iridium) not exceeding $1,700,000,000 in aggregate principal amount.

                  "Senior Bank Debt Representative" means (a) the Administrative Agent from time to time under the Credit Agreement (which, as of the date hereof, is Chase) and (b) at any time following the refinancing, replacement or refunding of the Credit Agreement, the entity acting in the capacity as administrative agent for the lenders (or exercising the equivalent functions) under such refinancing, replacement or refunding.

                  "Senior Credit Agreement" means the Credit Agreement, and/or any refinancing, refunding, extension or renewal thereof, whether in whole or part and whether or not with any of the lenders then party to the outstanding Senior Credit Agreement, in each case as amended or modified and in effect from time to time.

                  "Senior Credit Documents" means the Senior Credit Agreement and any and all guarantees, security agreements, pledge agreements, mortgages, and other instruments and agreements providing for or evidencing Senior Bank Debt, in each case as modified or supplemented and in effect from time to time.

                  "Space Segment" has the definition provided in the Space System Contract.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                  SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require,


                                Motorola Consent
any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, including an amendment and restatement thereof, but subject to any restrictions on such amendments, supplements or modifications set forth herein, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns or, in the case of any Governmental Authority, any successor or other entity that performs equivalent functions in whole or in part, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Schedules shall be construed to refer to Articles and Sections of, and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                  Motorola represents and warrants to the Lenders and the Agents that:

                  SECTION 2.01. Corporate Existence. Motorola (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be likely to (either individually or in the aggregate) have a material adverse effect on the ability of Motorola to perform any of its obligations under the Credit Documents and the Principal Project Documents to which it is a party.

                  SECTION 2.02. Financial Condition.(1) Motorola has heretofore furnished to each of the Lenders the consolidated balance sheet of Motorola and its consolidated Subsidiaries as at

(1) This representation is to be updated as appropriate to the date of execution of this Agreement to refer to the latest available annual audited and unaudited quarterly consolidated financial statements of Motorola.


                                Motorola Consent

December 31, 1996 and the related statements of consolidated earnings, stockholders' equity and cash flows of Motorola and its consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of KPMG Peat Marwick, and the unaudited consolidated balance sheet of Motorola and its Subsidiaries as at the end of the [_______] fiscal quarter of Motorola's 1997 fiscal year and the related statements of consolidated earnings, stockholders' equity and cash flows of Motorola and its consolidated Subsidiaries for the [______]-month period ended on such date. All such financial statements present fairly, in all material respects, the financial condition of Motorola and its consolidated Subsidiaries as at said dates and the results of their operations for the fiscal year and [six/nine]-month period ended on said dates (subject, in the case of such financial statements as at the end of such [________]-month period to normal year-end audit adjustments), all in conformity with generally accepted accounting principles. Since December 31, 1996, there has been no material adverse change in the consolidated business, operations or financial condition taken as a whole of Motorola and its consolidated Subsidiaries from that set forth in said financial statements as at said date.

                  SECTION 2.03. Litigation. Except as disclosed in Motorola's Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 1996 or in Motorola's Reports on Form 10-Q filed with the SEC during 1997 prior to the date hereof, each of which has been delivered to the Lenders prior to the date hereof, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of Motorola) threatened against Motorola or any of the Material Motorola Domestic Subsidiaries which if adversely determined, (either individually or in the aggregate) could reasonably be likely to have a material adverse effect on the ability of Motorola to perform any of its obligations under the Credit Documents and the Principal Project Documents to which it is a party.

                  SECTION 2.04. No Breach. None of the execution and delivery of any of the Motorola Agreements, the consummation of the transactions contemplated thereby or compliance with the terms and provisions thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of Motorola, or any applicable law or regulation or any order, writ, judgment, decree, determination or award having applicability to Motorola or any of its Subsidiaries, or any agreement or instrument to which Motorola or any of the Material Motorola Domestic Subsidiaries is a party, or by which any of them or any of their respective property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

                  SECTION 2.05. Action. Motorola has all necessary corporate power, authority and legal right to execute, deliver and perform each of its obligations under the Motorola Agreements and the Motorola Assigned Agreements. The execution, delivery and performance by Motorola of each of the Motorola Agreements and the Motorola Assigned Agreements, and the consummation of the transactions contemplated thereby, have been duly authorized by all


                                Motorola Consent
necessary corporate action on its part. Each of the Motorola Agreements and the Motorola Assigned Agreements has been duly and validly executed and delivered by Motorola and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights.

                  SECTION 2.06. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, any securities exchange or any other Person are necessary for the execution, delivery or performance by Motorola of any of the Motorola Agreements or the Motorola Assigned Agreements or for the legality, validity or enforceability hereof or thereof, except that the exercise of remedies under the Motorola Pledge Agreement may require prior approval of the FCC.

                  SECTION 2.07. Motorola Assigned Agreements. As of the date hereof, Motorola is not in default under any of its material covenants or obligations under the Motorola Assigned Agreements and each of the Motorola Assigned Agreements is in full force and effect. Iridium or Motorola has furnished to the Administrative Agent true and complete copies of each of the Motorola Assigned Agreements as in effect on the date hereof. As of the date hereof, no event or condition exists which would either immediately or with the passage of any applicable grace period or giving of notice, or both, enable Motorola to terminate, or suspend performance of its obligations under, any of the Motorola Assigned Agreements.

                  SECTION 2.08 No Motorola Default. No Motorola Default has occurred and is continuing.

                  SECTION 2.09 FCC License. The FCC License is validly issued, as of the date hereof in the name of [________________________](2), a Delaware corporation and a wholly owned Subsidiary of Motorola, and the FCC License will, at all times prior to the transfer thereof to Iridium pursuant to the Space System Contract, be held by a wholly owned Subsidiary of Motorola. Except as described in Schedule 1, the FCC License is a final and non-appealable order of the FCC and in full force and effect, and Motorola is in compliance with all material terms and conditions applicable to, or set forth in, the FCC License and with all material provisions of any Government Rule applicable thereto. Except (i) in connection with any of the gateways in which Motorola is an investor, (ii) the tracking, telemetry and command stations and (iii) otherwise as described in Schedule 1, Motorola is not responsible for obtaining any other Telecommunications Approval in connection with the Development of the Project. Except as set forth in Schedule 1, there is not now pending or, to the knowledge of Motorola, threatened any


--------

2        Insert name of FCC License holder as of the date of this Agreement.


                                Motorola Consent
petition, complaint, objection (whether formal or informal), investigation, or any other proceeding before the FCC or any other Government Authority of competent jurisdiction relating to the FCC License or the IRIDIUM System.

                                   ARTICLE III

                              CONSENT AND AGREEMENT

                  Motorola hereby acknowledges and agrees:

                  SECTION 3.01. Motorola hereby acknowledges notice and receipt of the Security Agreement and consents to the assignment by Iridium of all its rights in and under each of the Motorola Assigned Agreements pursuant to the Security Agreement and any and all moneys payable by Motorola to Iridium under any of the Motorola Assigned Agreements.

                  SECTION 3.02. In connection with any exercise by the Collateral Agent of the Security Agreement Remedies, the Collateral Agent shall be entitled to exercise any and all rights of Iridium under each of the Motorola Assigned Agreements in accordance with their respective terms, and Motorola shall comply in all respects with such exercise. Without limiting the foregoing, in connection with the exercise by the Collateral Agent of the Security Agreement Remedies, the Collateral Agent shall have the full right and power to enforce directly against Motorola all obligations of Motorola owing to Iridium under each Motorola Assigned Agreement and otherwise to exercise all remedies of Iridium thereunder and to make all demands and give all notices and make all requests required or permitted to be made by Iridium under each Motorola Assigned Agreement. The Collateral Agent shall have the right, but not the obligation, to cure all defaults of Iridium and to pay all sums owing by Iridium under any Motorola Assigned Agreement in accordance with this Agreement.

                  SECTION 3.03. Motorola will not, without the prior written consent of the Collateral Agent, (i) cancel or terminate, or suspend performance under, or exercise any right to consent to or accept any cancellation, termination or suspension of, any Motorola Assigned Agreement, unless prior thereto Motorola shall have delivered to the Collateral Agent written notice stating that it intends to take such action on a date not less than 30 days after the date of such notice, specifying the nature of the default or other event under such Motorola Assigned Agreement entitling Motorola to take such action (and, in the case of a payment default by Iridium, specifying the amount thereof) and permitting the Collateral Agent to cure such payment default by making a payment equal to the amount in default or by performing or causing to be performed any other obligation in default, (ii) transfer, sell, assign, delegate or otherwise dispose of any part of its interests in any of the Motorola Assigned Agreement, or (iii) petition, request or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, terminate or suspend or amend or modify any Motorola Assigned Agreement or any part


                                Motorola Consent
thereof. In furtherance of clause (i) of the immediately preceding sentence, Motorola agrees that, notwithstanding anything contained in any Motorola Assigned Agreement to the contrary, upon the occurrence of a default by Iridium under such Motorola Assigned Agreement entitling Motorola to cancel or terminate such Motorola Assigned Agreement or to suspend performance thereunder, Motorola will not take any action to cancel or terminate, or suspend performance under, such Motorola Assigned Agreement if, within a 30-day period after the date on which the Collateral Agent shall have received notice of such default from Motorola, the Collateral Agent commences steps to cure such default and/or otherwise to institute enforcement proceedings to acquire Iridium's interest in such Motorola Assigned Agreement or the Project and thereafter the Collateral Agent diligently pursues such steps or proceedings and all payment defaults of Iridium under such Motorola Assigned Agreement have been cured within such 30-day period. Effective upon any transfer of Iridium's interest in such Motorola Assigned Agreement to any other Person, Motorola will grant the relevant transferee a reasonable period of time to cure such default (but, in no event with respect to any payment default, exceeding a maximum of 30 days after receipt of notice of such payment default by the Collateral Agent, as contemplated above). Except as provided in Section 3.05, no curing or attempt to cure any of Iridium's defaults under any Motorola Assigned Agreement shall be construed as an assumption by the Collateral Agent or any other Secured Party of any covenants, agreements or obligations of Iridium under such Motorola Assigned Agreement and neither the Collateral Agent nor any other Secured Party shall have any obligation to Motorola for the performance of any obligation under any Motorola Assigned Agreement. In connection with any cure pursuant to this Section of Iridium's default(s) under any Motorola Assigned Agreement or any assumption by any Person of Iridium's liabilities thereunder, only those obligations and liabilities arising expressly under such Motorola Assigned Agreement shall be required to be cured or assumed, as the case may be. Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall be intended to restrict in any way any merger or consolidation to which Motorola is a party or the sale of all or substantially all of the assets of Motorola and its Subsidiaries, provided that, in connection with any such transaction if Motorola is not the surviving entity of such transaction, the surviving entity or purchaser, as the case may be, expressly assumes in writing the obligations of Motorola under the Motorola Assigned Agreements and the Motorola Agreements, as applicable.

                  SECTION 3.04. Motorola shall deliver to the Administrative Agent at the address provided for in Section 11.01 of the Credit Agreement, or at such other address as the Administrative Agent may designate in writing from time to time to Motorola, promptly following the delivery thereof to Iridium, a copy of each notice from Motorola to Iridium under any Motorola Assigned Agreement of default, termination, arbitration, force majeure or any event giving rise to a right to terminate or cancel such Motorola Assigned Agreement or suspend performance thereunder or of any indemnity payment to be made by Iridium which is in an amount of at least $2,000,000. Promptly following its receipt thereof, Motorola will deliver to the Administrative Agent at the address specified above a copy of each notice from Iridium to Motorola under any Motorola Assigned Agreement of default, termination, arbitration or force


                                Motorola Consent
majeure or of any indemnity payment to be made by Motorola which is in an amount of at least $2,000,000. Notwithstanding anything herein to the contrary, Motorola shall not be liable for any failure to provide, or delay in providing, any notice or other information to the Collateral Agent under this Section 3.04.

                  SECTION 3.05. Motorola agrees that, in connection with the exercise by the Collateral Agent of the Security Agreement Remedies with respect to any Motorola Assigned Agreement, Motorola shall recognize the Collateral Agent as Iridium for purposes of such Motorola Assigned Agreement in accordance with this Agreement. In the event that the Collateral Agent succeeds to Iridium's interests under any Motorola Assigned Agreement in accordance with the Security Agreement, the Collateral Agent shall assume liability for all of Iridium's obligations under such Motorola Assigned Agreement, provided, however, that such liability shall not include any liability for claims of Motorola against Iridium arising from Iridium's failure to perform during the period prior to the Collateral Agent's succession to Iridium's interests under such Motorola Assigned Agreement other than the payments obligations of Iridium expressly provided for in such Motorola Assigned Agreement. Except as otherwise set forth in the immediately preceding sentence, none of the Secured Parties shall be liable for the performance or observance or any of the obligations or duties of Iridium under any of the Motorola Assigned Agreements, nor shall the assignment of the Motorola Assigned Agreements by Iridium to the Collateral Agent pursuant to the Security Agreement give rise to any duties or obligations whatsoever on the part of any of the Secured Parties owing to Motorola. If the Collateral Agent succeeds to Iridium's interests under any Motorola Assigned Agreement pursuant to the Security Agreement, Motorola and the Collateral Agent shall negotiate in good faith an equitable adjustment to the milestone and/or scheduled completion dates and/or the prices or amounts payable thereunder to compensate Motorola for any additional costs reasonably and necessarily incurred by Motorola following the failure of Iridium to perform its obligations that resulted in the enforcement by the Collateral Agent of the Security Agreement Remedies until the date on which the Collateral Agent shall have assumed the obligations of Iridium under such Motorola Assigned Agreement. Notwithstanding the foregoing, Motorola shall not be relieved of its obligations to perform under any Motorola Assigned Agreement as a result of the parties' failure to agree upon an equitable adjustment to the milestone and/or scheduled completion dates and/or the prices or amounts payable thereunder and such failure shall be subject to resolution in accordance with the dispute resolution procedures set forth in such Motorola Assigned Agreement.

                  SECTION 3.06. In the event that (i) any Motorola Assigned Agreement is rejected by a trustee, liquidator, debtor-in-possession or similar entity or person in any bankruptcy, insolvency or other similar proceeding involving Iridium or (ii) any Motorola Assigned Agreement is terminated as a result of any bankruptcy, insolvency or similar proceeding involving Iridium and, if within 90 days after such rejection, the Collateral Agent shall so request and shall certify in writing to Motorola that it intends to perform the obligations of Iridium as and


                                Motorola Consent
to the extent required under such Motorola Assigned Agreement (as if it had not been rejected or terminated, but otherwise only to the extent such obligations would be undertaken had such person or entity succeeded to Iridium thereunder pursuant to Section 3.07), Motorola will execute and deliver to the Collateral Agent a new agreement amending or replacing the original affected Motorola Assigned Agreement which shall be for the balance of the remaining term under such affected Motorola Assigned Agreement before giving effect to such rejection or termination and shall contain the same conditions, agreements, terms, provisions and limitations as such affected Motorola Assigned Agreement (except for any requirements which have been fulfilled by Iridium and Motorola prior to such rejection or termination or which are not required to be undertaken by such person or entity). If the Collateral Agent and Motorola enter into such a new agreement in accordance with this Section, Motorola and the Collateral Agent shall negotiate in good faith an equitable adjustment to the milestone and/or scheduled completion dates and/or the prices or amounts payable thereunder to compensate Motorola for any additional costs reasonably and necessarily incurred by Motorola during the period from and including the date such bankruptcy, insolvency or similar proceeding was commenced to and including the date on which the Collateral Agent shall certify in writing that it intends to perform the obligations of Iridium with respect to such new agreement. Notwithstanding the foregoing provisions, Motorola shall not be relieved of its obligations to perform under such new agreement as result of the parties' failure to agree upon an equitable adjustment to the milestone and/or scheduled completion dates and such failure shall be subject to resolution in accordance with the disputes resolution procedures set forth therein. References in this Agreement to a "Motorola Assigned Agreement" shall be deemed also to refer to the new Motorola Assigned Agreement in replacement thereof.

                  SECTION 3.07. In connection with the exercise by the Collateral Agent of the Security Agreement Remedies, the Collateral Agent may assign its rights and interests and the rights and interests of Iridium under any or all of the Motorola Assigned Agreements to any other Person, provided that such Person shall assume all of the obligations of Iridium under such Motorola Assigned Agreement(s) and shall have obtained all Government Approvals (if any) necessary to perform such obligations. Upon such assignment and assumption, the Collateral Agent shall be relieved of all obligations (if any) under such Motorola Assigned Agreement(s) arising after such assignment and assumption. In the event that the Collateral Agent or its designee or any transferee of the interests of the Collateral Agent in any or all of the Motorola Assigned Agreements or otherwise in respect of the Project shall assume or be liable under any of the Motorola Assigned Agreements (as contemplated in Section 3.05 or 3.06), liability in respect of any and all obligations of any such party under such Motorola Assigned Agreement shall be limited solely to such party's interest in the Project (and any officer, director, employee, shareholder or agent thereof shall have no liability with respect thereto).


                                Motorola Consent

                                   ARTICLE IV

           SPECIAL AGREEMENTS RELATING TO MOTOROLA ASSIGNED AGREEMENTS

                  Motorola hereby further acknowledges and agrees that, prior to the transfer of the FCC License to Iridium:

                  SECTION 4.01.  FCC License.

                  (a) Without limiting the provisions of Section 3, Motorola consents to the assignment by Iridium to the Collateral Agent of all of its rights in and to the Space System Contract pursuant to the Security Agreement, including, without limitation, the right of Iridium under Section 18.H of the Space System Contract to require, subject to certain conditions set forth therein, the transfer of the FCC License to Iridium (or a Subsidiary of Iridium designated for that purpose) by Motorola. Iridium agrees to request a transfer of the FCC License pursuant to said Section 18.H at the earliest time as Iridium reasonably believes that it can satisfy the qualifications of an FCC licensee under applicable law and FCC regulations and policies. Motorola agrees that (i) if Iridium fails to so request a transfer (or send a notice to the Collateral Agent stating that it believes the conditions to such request have not been satisfied within 30 days after notice from the Collateral Agent to Iridium and Motorola requesting Iridium to request such a transfer) or (ii) an Event of Default shall have occurred and be continuing, the Collateral Agent shall be entitled to enforce the rights of Iridium under said Section 18.H in accordance with its terms and, in that connection, may request such transfer or may direct Iridium to request such transfer, subject to the FCC approval to be jointly applied for by the parties. Motorola agrees to comply as promptly as practicable with any such request under said Section 18.H, whether made by Iridium or (as authorized by this paragraph) the Collateral Agent, provided that the conditions to such transfer set forth in said Section 18.H have been satisfied. Without limiting the foregoing, in the event that, as a result of the exercise by the Collateral Agent of the Security Agreement Remedies, Iridium's interest in the Space System Contract is (or is to be) transferred to another Person, Motorola agrees to comply with its obligation under such Section 18.H with respect to the transfer of the FCC License and, if directed by the Collateral Agent or such Person, to use all reasonable efforts to apply to the FCC for consent to transfer the FCC License to such Person, subject to satisfaction of all of the conditions set forth in said Section 18.H (and assuming any such condition relating to Iridium shall be complied with by such Person). To the extent Motorola is not obligated under the Space System Contract to pay for the costs and expenses associated with any such transfer, Iridium will pay such costs and expenses.

                  (b) Motorola will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose (by whatever means) of, or create or suffer to exist any Lien on, the FCC License or the capital stock of the Subsidiary of Motorola which holds the FCC License, nor shall such Subsidiary be party to any merger or consolidation or take any action to dissolve or liquidate


                                Motorola Consent
itself, other than (i) a transfer of the FCC License in accordance with Section 18.H of the Space System Contract and (ii) the creation of the Lien on such capital stock or the FCC License pursuant to the Motorola Pledge Agreement or this Agreement. If as of the date of this Agreement the FCC License is held by Motorola Satellite Communications, Inc. ("MSC") and MSC shall hold assets other than the FCC License, Motorola agrees, within 45 days thereafter, to cause the FCC License to be transferred to another wholly-owned Subsidiary of Motorola, which will not have any other assets or engage in any business or enter into any transaction, including, without limitation, the incurrence of any liabilities of any kind whatsoever, other than the holding and ownership of the FCC License and any activities reasonably incidental thereto and as provided in any Motorola Assigned Agreement or Motorola Agreement and, within 5 Business Days after such transfer becomes effective, Motorola or its appropriate Subsidiary will enter into the Motorola Pledge Agreement for the purpose of pledging the capital stock of the Subsidiary of Motorola holding the FCC License thereunder and satisfy the other conditions precedent with respect thereto contemplated by Section 4.01 of the Credit Agreement. If for any reason such transfer shall not occur by the expiration of such 45-day period, then Motorola will, or will cause its appropriate Subsidiary to, enter into the Motorola Pledge Agreement within 5 Business Days thereafter and pledge the capital stock of MSC thereunder, and thereafter if at any time the FCC License is transferred to another Subsidiary of Motorola such pledge of MSC stock shall be released and the capital stock of the Subsidiary then holding the FCC License shall be pledged pursuant to the Motorola Pledge Agreement (as may be required to be amended to give effect to the purposes of this Section, as reasonably requested by the Collateral Agent). Iridium will be responsible for all costs and expenses associated with the perfection of the security interests under the Motorola Pledge Agreement.

                  (c) Motorola agrees that it will not take any action or omit to take any action that could reasonably be expected to result in the material Impairment of the FCC License, unless such action or inaction would not violate its obligations with respect to the FCC License under Article 18 of the Space System Contract.

                  (d) If there shall be a change in law, or the rules or policies of the FCC which would permit the granting of a security interest in the FCC License after the date hereof, upon the request of the Collateral Agent (and at the expense of Iridium), Motorola will, and will cause the Subsidiary of Motorola which holds the FCC License to, execute and deliver all such instruments and documents, and to take such other actions, as shall be necessary or appropriate, or that the Collateral Agent may reasonably request, in order to create a first priority perfected security interest in the FCC License in favor of the Collateral Agent for the benefit of the Secured Parties.


                                Motorola Consent

                  SECTION 4.02.  Intellectual Property Rights.

                  (a) Motorola acknowledges that in connection with the Development of the Project Motorola has granted, and will grant, to Iridium rights in certain intellectual property owned or held by Motorola and its Subsidiaries on the terms (but only to the extent) provided in Article 14 of the Space System Contract and Article 11 of the O&M Contract (collectively, the "Motorola Intellectual Property"). Without limiting any other provision of this Agreement (including, without limitation, Section 3), Motorola consents to the assignment by Iridium to the Collateral Agent of all of Iridium's rights in and to the Motorola Intellectual Property pursuant to the Security Agreement.

                  (b) In furtherance of the foregoing, Motorola agrees that (i) for any period during which the Collateral Agent shall be exercising its Security Agreement Remedies (including in the event that the Collateral Agent or any of its designees shall succeed to Iridium's interest in the Space System Contract and/or the O&M Contract) or (ii) in the event that, as a result of the exercise by the Collateral Agent of the Security Agreement Remedies, Iridium's rights in the Space System Contract and/or the O&M Contract are transferred to another Person, Motorola hereby grants to the Collateral Agent or the relevant transferee, as the case may be (herein, including any designee, each a "Licensee") a license to access, use and maintain, and (if deemed by the relevant Licensee reasonably necessary for the operation of the Space Segment, to modify and enhance) all Motorola Intellectual Property on the same terms as are applicable to Iridium (except as otherwise expressly provided herein) or otherwise on terms reasonably acceptable to Motorola and the relevant Licensee; provided that (i) no fee, royalty or other amount shall be required to be paid by any Licensee to Motorola with respect thereto (except as expressly set forth in the Motorola Assigned Agreements), (ii) any Licensee shall be entitled to use the Motorola Intellectual Property for so long as such Licensee is operating the Space Segment, but solely in connection with the operation of the Space Segment and for no other purpose and (iii) except as set forth herein (including, without limitation, the last sentence of this paragraph (b)), without the prior written consent of Motorola, no Licensee shall be permitted to assign, license or otherwise transfer to any other Person any of its rights in the Motorola Intellectual Property (and any such assignment, license or transfer in violation of this clause shall be null and void). Without limiting the foregoing, each Licensee shall be permitted to sublicense the Motorola Intellectual Property to any of its respective subcontractors, agents or affiliates, provided that any such sublicensee shall be subject to the same terms and conditions set forth in this Section as are applicable to such Licensee.

                  (c) In the event that at any time after the date hereof other intellectual property rights (other than the Motorola Intellectual Property) which are then owned or held by Motorola or any of its Subsidiaries are required for the operation of the Space Segment, Motorola shall promptly notify the Collateral Agent or, following a transfer of Iridium's rights in the Space System Contract and/or the O&M Contract to any other Person, such other Person and will


                                Motorola Consent
license, or cause to be licensed, to the Collateral Agent or such other Person, as the case may be, such other intellectual property rights on the same terms and conditions as shall be applicable hereunder to the Motorola Intellectual Property, and such other intellectual property rights shall be deemed to be Motorola Intellectual Property for purposes of the agreements contained in this
Section 4.02.

                  (d) Motorola agrees, solely for the benefit of the Collateral Agent or any other Licensee, not to assert against the Collateral Agent or any other Licensee any violation of the terms of any intellectual property rights (including, without limitation, the Motorola Intellectual Property) now or hereafter owned or held by Motorola (i) by the Collateral Agent in connection with its exercise of the Security Agreement Remedies or (ii) by any other Licensee in connection with its operation and maintenance of the Space Segment, but only for so long as the license or permitted use under this Section 4.02 is effective as provided in paragraph (b) above.

                  (e) Upon the reasonable request of the Collateral Agent in connection with the exercise of the Security Agreement Remedies or, from and after the transfer of Iridium's rights in the Space System Contract and/or the O&M Contract, any other Licensee, Motorola agrees to deliver to the Collateral Agent or such other Licensee copies of all software documentation required to be delivered by Motorola under the Motorola Assigned Agreements, subject to the terms and conditions of the Motorola Assigned Agreements.

                  (f) Upon exercise of the license granted herein to the Collateral Agent or any other Licensee, Motorola will provide technical assistance services and training upon the reasonable request (and at the cost) of the Collateral Agent in connection with its exercise of the Security Agreement Remedies or any other Licensee, as the case may be. To the extent any filing, registration or similar action under applicable Government Rule is required with respect to the use of the Motorola Intellectual Property by any Licensee, Motorola agrees to use all reasonable efforts to make all necessary filings or registration, or to take other similar action, at the cost of Iridium (at any time prior to the transfer of Iridium's rights in the Space System Contract to any Licensee) or otherwise at the cost of such Licensee, in order to provide to such Licensee the full intended benefits of the license granted herein.

                  (g) Motorola hereby agrees to indemnify and hold harmless the Collateral Agent and each other Licensee on the same terms and conditions (including, without limitation, the same limitations, which shall be applicable to the Collateral Agent and each other Licensee in the aggregate) (mutatis mutandis) as set forth in Article 15 of the Space System Contract and Article 12 of the O&M Contract (as if each reference therein to "Buyer" or "Owner" referred to the Collateral Agent or such other Licensee, as the case may be), provided that notwithstanding anything herein to the contrary, neither the Collateral Agent nor any other Licensee shall assume any liability for the obligations of Iridium under the Space System Contract or the O&M Contract


                                Motorola Consent
unless and until such entity shall have expressly assumed any such obligations in connection with the exercise of the Security Agreement Remedies.

                                    ARTICLE V

                                OTHER AGREEMENTS

                  Motorola hereby further acknowledges and agrees that, so long as this Agreement remains in effect:

                  SECTION 5.01. Minimum Ownership. Motorola will be at all times, directly or through a wholly-owned Subsidiary, the record and beneficial owner of at least 13,266,713 Class 1 Interests of Iridium LLC, free and clear of any Lien (as such number may be adjusted from time to time by stock splits, stock dividends, recapitalizations or other similar transactions).

                  SECTION 5.02. Non-Compete. Motorola will not produce for itself or others a commercial satellite-based space system of a global communications system similar to the IRIDIUM System, which satellite-based space system provides direct coverage to the entire earth and is designed to principally provide direct voice service to and from hand-held, fully portable subscriber units no larger than the first-generation IRIDIUM handheld voice units; provided that: (a) nothing in this Section shall be construed to prohibit Motorola from producing satellite-based space systems for Iridium or any successor or related entity; and (b) notwithstanding anything in this Agreement to the contrary, the agreement of Motorola under this Section shall terminate and be of no further force and effect upon the earliest to occur of (i) the date on which this Agreement shall terminate pursuant to Section 7.13, (ii) the date on which the Space System Contract shall be terminated in accordance with the terms thereof (but in no event earlier than December 31, 1999) and (iii) July 31, 2003.

                  SECTION 5.03. Conditions Precedent. In order to satisfy certain of the conditions precedent specified in Section 4.02 of the Credit Agreement, Motorola agrees to deliver the documents specified in Section III of Part B of Appendix 2 to the Credit Agreement.

                  SECTION 5.04. Payments. Motorola hereby acknowledges and agrees that all payments to be made by Motorola to Iridium under the Motorola Assigned Agreements shall be made in lawful money of the United States of America, directly to the Collateral Agent, for deposit into the Prepayment Account (details of which account shall be provided in writing to Motorola by the Collateral Agent) or to such other Person and/or at such other address as the Collateral Agent may from time to time specify in writing to Motorola, for application by the Collateral Agent in the manner contemplated by the Depositary Agreement, and shall be accompanied by a notice from Motorola stating that such payments are made under the applicable Motorola Assigned Agreement and identifying the relevant provision thereof which such payment


                                Motorola Consent
was made. Iridium hereby irrevocably authorizes and directs Motorola to make such payments in respect of each Motorola Assigned Agreement as provided above and the Collateral Agent (to the extent owed any payments under such Motorola Assigned Agreement by virtue of this Agreement) and Iridium confirms that any such payment made in the manner herein provided will constitute a valid discharge of the relevant payment obligations of Motorola under such Motorola Assigned Agreement, provided that the Collateral Agent shall have no liability or responsibility hereunder for determining the correctness of the amount of any payment made or required to be made by Motorola under Motorola Assigned Agreement. Motorola will not, without the prior written consent of the Collateral Agent, make any payments to or for the benefit of Iridium under any of the Motorola Assigned Agreements except in accordance with this Section.

                  SECTION 5.05. Cooperation with the Independent Technical Advisor. Subject to the confidentiality requirements set forth in Section 7.12, Motorola will use all reasonable efforts to cooperate with the Independent Technical Advisor to provide information, and to allow reasonable access to, and inspection of, the facilities of Motorola or any of its Subsidiaries used in the Development of the Project and to allow reasonable access to the relevant senior representatives of Motorola who are principally involved therewith, for the purpose of ensuring that the Independent Technical Advisor shall be informed as to the progress of the completion of the Project and the achievement of the technical conditions precedent set forth in Appendix A to Appendix 2 of the Credit Agreement (the "Technical Conditions"). Without limiting the foregoing, the Company and Motorola agree to hold at least one meeting per calendar month, at a time and location to be mutually agreed upon by Motorola, Iridium and the Independent Technical Advisor, which shall be attended by appropriate senior representatives of Motorola, Iridium and the Independent Technical Advisor for the primary purpose of providing the Independent Technical Advisor with an update as to the progress achieved by Motorola since the date of the last such meeting (the "Relevant Period") in satisfying the Technical Conditions. In connection with each such meeting Motorola will present to the Independent Technical Advisor a briefing, in reasonable detail, conducted by representatives of Motorola who are informed as to the matters covered by the briefing, setting forth the results of such tests or milestones associated with the Technical Conditions that are pertinent to the current stage of financing. In connection with each such briefing Motorola shall provide to the Independent Technical Advisor a statement in writing identifying the Technical Conditions that, in Motorola's view, have been completed during the Relevant Period and copies of test cases and test reports referenced in the briefing. The test reports shall be accompanied by "pointers" which identify the relevant sections of the report, including those sections which identify any qualifications or discrepancies (if any) that have been encountered in performing such tests. Motorola and Iridium further acknowledge and agree that in order to enable the Independent Technical Advisor to determine whether or not it is able to provide the verification contemplated to be provided under the Credit Agreement by the Independent Technical Advisor with respect to satisfaction of the Technical Conditions, it may be necessary for the Independent Technical Advisor to witness certain tests that are reasonably necessary for the validation by the Independent Technical Advisor of completion of the Technical


                                Motorola Consent

Conditions. Motorola and Iridium agree to determine in good faith with the Independent Technical Advisor which tests will be so witnessed and Motorola will provide reasonable prior notice as to the time and location of each such test to the Independent Technical Advisor.

                  SECTION 5.06. Designees and Transferees. It is acknowledged and agreed that the Collateral Agent may employ agents and attorneys-in-fact in exercising the Security Agreement Remedies, and in that connection may designate another entity to take action on behalf of the Collateral Agent including, but not limited to, the enforcement of and/or acquisition of Iridium's rights in any or all of the Motorola Assigned Agreements or otherwise in respect of the Project. It is further acknowledged and agreed that in connection with the exercise by the Collateral Agent of the Securities Agreement Remedies, the Collateral Agent may cause Iridium's rights in any or all of the Motorola Assigned Agreements (and/or other assets associated with the Project) to be transferred or assigned to a third party pursuant to the Security Agreement (a "transferee"). The provisions of this Agreement (including, without limitation, in Articles III and IV and this Article) are intended to benefit the Collateral Agent, its agents, attorneys-in-fact and designees (collectively, the "designees") and each transferee. Accordingly, unless the context otherwise requires, references to "Collateral Agent" or "Administrative Agent" shall be deemed to include references to designees and transferees thereof permitted pursuant to the Security Documents (regardless of whether so expressly provided herein), and all actions permitted to be taken by the Collateral Agent or the Administrative Agent, as the case may be, under this Agreement may be taken by any such designee or transferee, as appropriate.

                                   ARTICLE VI

                                  SUBORDINATION

                  SECTION 6.01. Agreement to Subordinate. Motorola covenants and agrees, and Iridium likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section, the payment of the Motorola Subordinated Claims is hereby expressly made subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all Senior Bank Debt. In further of the foregoing, Motorola and Iridium agree that no payment shall be made by Iridium, nor accepted by Motorola, on account of the Motorola Subordinated Claims unless and until all Senior Bank Debt shall have been paid in full in cash and all commitments of the holders of Senior Bank Debt to make loans under the Senior Credit Agreement shall have expired or terminated. In the event that, notwithstanding the foregoing (but subject to Section 6.02 in the circumstances described therein), Motorola shall have received any payment prohibited by the foregoing provisions of this Section, then and in such event such payment shall be held in trust for the holders of the Senior Bank Debt and paid over or delivered forthwith to the Senior Bank Debt Representative for application to the Senior Bank Debt remaining unpaid after giving effect to any concurrent payment of or distribution to or for the holders of Senior Bank Debt.


                                Motorola Consent

                  SECTION 6.02. Bankruptcy, Liquidation, Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Iridium or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of Iridium, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Iridium, then and in any such event:

                  (i) the holders of Senior Bank Debt shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Bank Debt, before Motorola is entitled to receive any payment on account of the Motorola Subordinated Claims; and

                  (ii) any payment or distribution of assets of Iridium of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which Motorola would be entitled but for the provisions of this Agreement, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of Iridium being subordinated to the payment of the Motorola Subordinated Claims shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Bank Debt or the Senior Bank Debt Representative or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Bank Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Bank Debt held or represented by each such holder, to the extent necessary to make payment in full in cash of all Senior Bank Debt remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Bank Debt; and

                  (iii) in the event that, notwithstanding the foregoing provisions of this Section, Motorola shall have received any such payment or distribution of assets of Iridium of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of Iridium being subordinated to the payment of the Motorola Subordinated Claims before all Senior Bank Debt is paid in full in cash, then and in such event such payment or distribution shall be held in trust for the holders of Senior Bank Debt and paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of Iridium for application to the payment of all Senior Bank Debt remaining unpaid, to the extent necessary to pay all Senior Bank Debt in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Bank Debt.


                                Motorola Consent

                  If Motorola shall have failed to file proper claims or proofs of claim with respect to the Motorola Subordinated Claims in any proceeding of the type referred to in the first sentence of this Section prior to 30 days before the expiration of the time to file such claims or proofs of claim, Motorola hereby appoints and empowers the Senior Bank Debt Representative (i) to file such claims or proofs of claim and/or (ii) if Motorola shall fail to vote any such claim at least 15 days prior to the expiration of the time to vote such claim, to vote such claim; provided that the Senior Bank Debt Representative shall have no obligation to file and/or vote any such claim. If the Senior Bank Debt Representative votes any such claim in accordance with the provisions of this paragraph Motorola shall not be entitled to modify, revoke or withdraw such vote. Motorola shall execute and deliver, at the expense of the holders of the Senior Bank Debt, such agreements, instruments and documents as the holders of the Senior Bank Debt the Senior Bank Debt Representative may reasonably request to carry out the intent of this paragraph.

                  SECTION 6.03. Subrogation. Subject to the payment in full in cash of all Senior Bank Debt and the expiration or termination of the commitments of the holders of Senior Bank Debt to make extensions of credit under the Senior Credit Agreement, Motorola shall be subrogated to the rights of the holders of Senior Bank Debt to receive payments and distributions of cash, property and securities applicable to the Senior Bank Debt until the Motorola Subordinated Claims shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Bank Debt of any cash, property or securities to which Motorola would be entitled except for the provisions of this Section, and no payments over pursuant to the provisions of this Section to the holders of Senior Bank Debt by Motorola shall, as among Iridium, its creditors (other than holders of Senior Bank Debt), and Motorola be deemed to be a payment or distribution by Iridium to or on account of the Senior Bank Debt.

                  SECTION 6.04. Provisions Solely to Define Relative Rights. The provisions of this Section are and are intended solely for the purpose of defining the relative rights of Motorola as the holder of the Motorola Subordinated Claims, on the one hand, and the holders of Senior Bank Debt, on the other hand. Nothing contained in this Section or elsewhere in this Agreement is intended to or shall (a) impair, as among Iridium, its creditors (other than holders of Senior Bank Debt) and Motorola, the obligation of Iridium, which is absolute and unconditional, to pay to Motorola the Motorola Subordinated Claims as and when the same shall become due and payable in accordance with their respective terms, or (b) affect the relative rights against Iridium of Motorola and creditors of Iridium (other than the holders of Senior Bank Debt).

                  SECTION 6.05. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Bank Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Iridium or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by Iridium with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the


                                Motorola Consent
generality of the foregoing sentence, the holders of Senior Bank Debt may (except as provided in Section 6.08), at any time and from time to time, without the consent of or notice to Motorola, without incurring responsibility to Motorola and without impairing or releasing the subordination provided in this Section or the obligations hereunder of Motorola to the holders of Senior Bank Debt, do any one or more of the following:

                  (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Bank Debt or any instrument evidencing the same or any agreement under which Senior Bank Debt is outstanding;

                  (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Bank Debt, or waive any provision thereof or the occurrence of any default thereunder;

                  (iii) release any Person liable in any manner for the collection of Senior Bank Debt; and

                  (iv) exercise or refrain from exercising any rights against Iridium and any other Person.

                  SECTION 6.06. Limitations on Remedies. Notwithstanding anything contained herein to the contrary, prior to the payment of all Senior Bank Debt in full in cash and the expiration or termination of the commitments of the holders of Senior Bank Debt to make extensions of credit under the Senior Credit Agreement, Motorola will not ask, demand, claim or sue for payment of, or take any other action to collect, any of the Motorola Subordinated Claims, whether by set-off or in any other manner, and, without limiting the foregoing, Motorola will not (i) initiate any judicial proceeding or action to collect all or any portion of the Motorola Subordinated Claims or (ii) file or join with others in filing a petition against Iridium or any of its Subsidiaries under any bankruptcy or similar law; provided that, notwithstanding the foregoing, Motorola shall be permitted to commence judicial proceedings against Iridium to the extent (but only to the extent) necessary to avoid being barred by any relevant statute of limitations from pursuing any such right or remedy against Iridium and thereafter shall take only such action in connection with such proceeding as shall be reasonably necessary to preserve such right or remedy. Motorola agrees to notify the Administrative Agent of the commencement of any such proceeding and of any material development in connection therewith.

                  SECTION 6.07. Covenants Relating to Motorola Subordinated Claims. Motorola covenants and agrees with the Lenders and the Administrative Agent that, until the payment and satisfaction in full of the Senior Bank Debt and the expiration or termination of the Commitments of the Lenders under the Credit Agreement:


                                Motorola Consent

                  (a) the Motorola Subordinated Claims shall be unsecured obligations of Iridium (and not of any of Iridium's Subsidiaries), and Motorola will not ask, demand, take or receive any property of Iridium or any of its Subsidiaries as security for all or any portion of the Motorola Subordinated Claims;

                  (b) Motorola agrees that it does not, and will not, have or acquire any claim against any Subsidiary of Iridium with respect to any of the Motorola Subordinated Claims;

                  (c) Motorola will not, without the prior written consent of the Administrative Agent, assign or otherwise transfer, in whole or in part, or encumber any of its rights or obligations in respect of the Motorola Subordinated Claims (other than in connection with any transaction permitted under the last sentence of Section 3.03);

                  (d) Motorola will not, without the prior written consent of the Administrative Agent, amend or otherwise modify the provisions of the Motorola Subordinated Claims or any Motorola Guarantee Agreement in any way which could reasonably be expected to be adverse to the interests of the holders of Senior Bank Debt under this Agreement.

                  (e) Motorola will promptly following the request of the Administrative Agent execute and deliver such further documents and do such other acts and things as the Administrative Agent or any Lender may reasonably request from time to time in order to more fully effect the purposes of this Section.

                  SECTION 6.08. Modification of the Credit Agreement. Notwithstanding anything herein or in the Credit Agreement to the contrary, no amendment or modification to the Credit Agreement or any refinancing thereof shall be effective as against Motorola for purposes of the subordination provisions set forth in this Article (and the related definitions) without the prior written consent thereto by Motorola if such amendment, modification or refinancing (a) increases the aggregate commitments under the Senior Credit Agreement to an aggregate amount in excess of $1,700,000,000, (b) alters in any material respect the types of obligations that constitute Senior Debt, (c) extends the maturity of the Loans under the Senior Credit Agreement beyond July 15, 2005 or (d) modifies any of the subordination provisions set forth in this Article.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.01. No Waiver. No failure on the part of any Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by


                                Motorola Consent
any Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  SECTION 7.02. Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  SECTION 7.03. Expenses. Motorola agrees to reimburse each of the Lenders and the Agents for all reasonable out-of-pocket costs and expenses of the Lenders and the Agents (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (a) any default by Motorola in the performance of any of its obligations hereunder and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (i) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (ii) judicial or regulatory proceedings and (iii) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (b) the enforcement of this Section.

                  SECTION 7.04. Amendments. The terms of this Agreement may be amended or modified only by an instrument in writing duly executed by Motorola, Iridium and the Administrative Agent and the Collateral Agent, and any provision of this Agreement may be waived by the Administrative Agent acting with the consent of such Lenders. Any such amendment or waiver shall be binding upon Motorola, Iridium, each Agent, each Lender and (in the case of any amendment or waiver relating to Article VI or any related definitions or terms) any other holder of Senior Bank Debt. Any waiver shall be effective only for the specified purpose for which it was given.

                  SECTION 7.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Motorola, Iridium, the Agents and the Lenders, provided, however, that Motorola shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. The agreements of the parties hereto are solely for the benefit of Motorola, the Agents and the other Secured Parties, and no person or entity (other than the foregoing parties and their respective permitted successors and assigns) shall have any rights hereunder.


                                Motorola Consent

                  SECTION 7.06. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  SECTION 7.07. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

                  SECTION 7.08. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Motorola hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Motorola hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Motorola irrevocably consents to the service of any and all process in any such suit, action or proceeding by mailing of copies of such process to it at its address provided under Section 7.02. All mailings under this Section shall be by certified mail, return receipt requested. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 7.09. Waiver of Jury Trial. EACH OF MOTOROLA, IRIDIUM, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT (IN EACH CASE, ON BEHALF OF ITSELF AND THE LENDERS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 7.10. Agents and Attorneys-in-Fact. Each Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  SECTION 7.11. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agents and the Lenders in order to carry out the intentions of the parties hereto as nearly as may


                                Motorola Consent
be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 7.12.  Confidentiality.

                  (a) Motorola acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Motorola or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender. Motorola hereby agrees that, in the event any such services are provided to Motorola or any of its Subsidiaries, each Lender providing such services is authorized to share any information delivered to such Lender by Motorola and its Subsidiaries pursuant to the Credit Documents, or in connection with the decision of such Lender to enter into the Credit Agreement, to any such subsidiary or affiliate providing such services, provided that any such subsidiary or affiliate receiving such information agrees to be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

                  (b) Each Agent agrees on behalf of itself, each Lender and each Global Arranger (and on behalf of their respective affiliates, directors, officers, employees and representatives) to restrict dissemination of any Confidential Information (as defined below) only to those of its directors, officers, employees and representatives who are involved in the evaluation of such information, and to use reasonable precautions to keep such information confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices. For purposes of the Credit Documents, "Confidential Information" shall mean any non-public information supplied to it by Motorola pursuant to this Agreement or any other Motorola Agreement, that is identified (in writing, in the case of written information) by Motorola as being confidential at the time the same is delivered to the Lenders, the Agents or the Global Arrangers, provided that nothing herein shall limit the disclosure of any such information by any Lender, any Agent or any Global Arranger (i) after such information shall have become public (other than through a violation of this Section by such Lender, any Agent or any Global Arranger), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel or other experts for any of the Lenders, Agents or Global Arrangers, provided that such counsel or experts shall be bound by the requirements of this paragraph (b) with respect to any such information, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender, any Agent or any Global Arranger), or to auditors or accountants, (v) to any Global Arranger, any Agent or any Lender (or to any of their respective affiliates, provided that any such disclosure to any such affiliate shall be made on a "need to know" basis only for use by such affiliates (and each of its officers, directors and employees) solely in connection with the transactions contemplated by the Credit Documents and each such affiliate (and each of its officers, directors and employees) shall agree (for the benefit of the Company and Motorola) to be bound to keep such information confidential on the same terms


                                Motorola Consent
as set forth in this Section), (vi) in connection with any litigation to which any one or more of the Lenders, the Global Arrangers or the Agents is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Credit Document, provided that the party intending to make such disclosure shall use reasonable efforts to cooperate with Motorola to reasonably minimize the extent of any such disclosure or to obtain confidential treatment of information to be disclosed, (vii) to a subsidiary or affiliate of such Lender as provided in paragraph (a) of this Section or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender and Motorola a confidentiality agreement containing provisions substantially the same as those in this Section; provided, further, that in no event shall any Lender, any Agent or any Global Arranger be obligated or required to return any materials furnished by Motorola hereunder or under any other Motorola Agreement, except to the extent it has agreed to do so in writing in conjunction with the receipt of such information. The obligations of any assignee that has executed a confidentiality agreement as provided above shall be superseded by this Section on the date upon which such assignee becomes a Lender hereunder pursuant to Section 11.04(b) of the Credit Agreement.

                  SECTION 7.13. Effective Date; Termination. This Agreement shall become effective upon the execution and delivery of one or more counterparts hereof by each of the parties hereto and (except as otherwise provided in clause (b) of Section 5.02) shall continue in effect until payment in full of all principal of and interest on the Loans and all other amounts owing to the Lenders and the Agents under the Credit Agreements and the other Credit Document and the expiration or termination of the Commitments, whereupon this Agreement shall terminate. If, at any time, all or part of any payment with respect to the Loans (or, in the case of Article VI, the Senior Bank Debt) theretofore made by Iridium or any other Person is rescinded or must otherwise be returned by the holders thereof for any reason whatsoever (including, without limitation, the bankruptcy, insolvency, reorganization or similar action involving Iridium or such other Person), this Agreement (except as otherwise provided in clause (b) of Section 5.02) shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

                  IN WITNESS WHEREOF, the parties hereto have caused this Consent and Agreement to be duly executed and delivered as of the day and year first above written.

                                          MOTOROLA, INC.



                                          By ________________________
                                             Title:


                                Motorola Consent

                                           Address for Notices:

                                           Motorola, Inc.
                                           Corporate Offices
                                           1303 East Algonquin Road
                                           Schaumburg, Illinois  60196

                                           Attention:  Treasurer

                                           Telecopier No.:  847-576-4768
                                           Telephone No.:   847-576-5069

                                           with copies to:

                                           Motorola, Inc.
                                           Corporate Offices
                                           1303 East Algonquin Road
                                           Schaumburg, Illinois  60196

                                           Attention:  Corporate Secretary

                                           Telecopier No.:  847-576-2818
                                           Telephone No.:   847-576-5008

                                           and

                                           Motorola, Inc.
                                           425 North Martingdale Road
                                           Schaumburg, Illinois  60173

                                           Attention:  Vice President -
                                                            Law Department,
                                                            Iridium Matters

                                           Telecopier No.:  847-435-3328
                                           Telephone No.:   847-435-3325


                                Motorola Consent

                                            IRIDIUM OPERATING LLC



                                            By ________________________
                                               Title:


                                Motorola Consent

                                             THE CHASE MANHATTAN BANK,
                                             as Administrative Agent



                                             By ________________________
                                                Title:


                                             THE CHASE MANHATTAN BANK,
                                             as Collateral Agent



                                             By ________________________
                                                Title:


                                Motorola Consent

                                                                      SCHEDULE 1


                     Governmental Approvals and Proceedings


                          [to be completed by Motorola]